EXHIBIT 10.1
TERMINATION, PAYOFF AND ASSIGNMENT AGREEMENT

This TERMINATION, PAYOFF AND ASSIGNMENT AGREEMENT (this “Agreement”), dated as of July 28, 2023, is among:
(i)    PDC FUNDING COMPANY II, LLC, a Minnesota limited liability company (“PDC Funding II”);
(ii)    PDC FUNDING COMPANY, LLC, a Minnesota limited liability company (“PDC Funding”);
(iii)    PATTERSON COMPANIES, INC., a Minnesota corporation (“PDCo”);
(iv)    PATTERSON DENTAL SUPPLY, INC., a Minnesota corporation (“PDSI”);
(v)    PATTERSON VETERINARY SUPPLY, INC., a Minnesota corporation (“Webster”; together with PDC Funding II, PDCo and PDSI, collectively, the “Patterson Parties”);
(vi)    FIFTH THIRD BANK, NATIONAL ASSOCIATION, as purchaser and as agent under the Fifth Third Facility (in such capacities, “Fifth Third”); and
(vii)    MUFG BANK, LTD. (“MUFG”), as agent under the MUFG Facility (in such capacity, the “MUFG Agent”).
BACKGROUND
A.    PDC Funding II, PDCo and Fifth Third are parties to that certain Second Amended and Restated Contract Purchase Agreement, dated as of July 20, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, the “Fifth Third Contract Purchase Agreement”; together with the other documents and agreements entered into in connection with the Fifth Third Contract Purchase Agreement, the “Fifth Third Facility”).
B.    PDC Funding, PDCo, the conduits party thereto, the financial institutions party thereto, the purchaser agents party thereto and the MUFG Agent are parties to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of December 3, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “MUFG Receivables Purchase Agreement”; together with the other documents and agreements entered into in connection with the MUFG Receivables Purchase Agreement, the “MUFG Facility”).
C.    On the terms and conditions set forth herein, (i) PDC Funding II desires to sell, transfer and assign to PDC Funding, and PDC Funding desires to purchase, receive and accept from PDC Funding II, all of PDC Funding II’s right, title and interest in and to the Receivables and the Related Security and future Collections related to such Receivables (other than PDC Funding II’s title in and to the Second-Tier Account and the Facility Account) (such Receivables, Related Security and future Collections, collectively, the “Assigned Assets”), and (ii) Fifth Third (together with PDC Funding II, collectively, the “Assignors”) desires to sell, transfer and assign to MUFG Agent (together with PDC Funding, collectively, the “Assignees”), and MUFG Agent desires to purchase, receive and accept from Fifth Third, all of Fifth Third’s right, title and interest in and to the Assigned Assets.
        Termination, Payoff and
Assignment Agreement (Patterson)

D.    On the terms and conditions set forth herein, immediately following the assignment of the Assigned Assets as set forth herein, the parties to the Fifth Third Facility wish to terminate the Fifth Third Contract Purchase Agreement and the other Transaction Documents, including, without limitation, each of the other documents listed on Schedule I hereto (collectively, the “Terminating Documents”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in, or by reference in, the Fifth Third Contract Purchase Agreement.
SECTION 2.Payoff.
(a)Payoff Amount. The aggregate amount due to Fifth Third and its counsel under the Terminating Documents, if paid in immediately available funds by 1:00 p.m. (New York time), on the date hereof (the “Payoff Time”), is set forth more specifically on Schedule II hereto (such aggregate amount, the “Payoff Amount”).
(b)Payment Instructions. Payment of each portion of the Payoff Amount shall be made by wire transfer of immediately available funds in accordance with the payment instructions set forth on Schedule III hereto.
(c)Release. In consideration of the payment in full of the Payoff Amount by the Payoff Time in accordance with this Section 2, each of Fifth Third and the Patterson Parties agree as follows:
(i)payment of the Payoff Amount on or prior to the Payoff Time constitutes satisfaction in full of all of the Patterson Parties’ obligations to Fifth Third under the Terminating Documents, except for indemnification and other obligations of the Patterson Parties which by their terms expressly survive termination of the Terminating Documents or the applicable Terminating Document (such surviving obligations, the “Surviving Obligations”);
(ii)after giving effect to the assignments set forth in Section 4 below, all rights which Fifth Third may have on or in the Asset Portfolio shall be terminated and shall be of no further force and effect;
(iii)all outstanding obligations of the Patterson Parties to Fifth Third under the Fifth Third Contract Purchase Agreement and each of the other Terminating Documents are released, discharged and satisfied, other than Surviving Obligations;
(iv)Fifth Third hereby consents to the closure of the Second-Tier Account and the withdrawal by the Patterson Parties of any and all funds on deposit therein; and
(v)each of the Fifth Third Contract Purchase Agreement and each of the other Terminating Documents shall be and are hereby terminated (without any further action by any party) and shall be of no further force or effect (other than Surviving Obligations).
    2    Termination, Payoff and
Assignment Agreement (Patterson)

    For the avoidance of doubt, if the Payoff Amount (or any portion thereof) is not paid in full on or prior to the Payoff Time in immediately available funds in accordance with the terms hereof, none of the foregoing clauses (c)(i) through (c)(v) shall take effect. Notwithstanding anything in this Agreement to the contrary, if all or any portion of the Payoff Amount is rescinded or must otherwise be returned for any reason, including under any state or federal bankruptcy or other law or otherwise, then all obligations and liabilities of the Patterson Parties, and all rights of Fifth Third, under the Terminating Documents in respect of the amount so rescinded or returned shall be automatically and immediately revived (without any further action or consent by any of the parties hereto or any other Person) and shall continue in full force and effect as if such amounts had not been paid, and this Agreement shall in no way impair the claims or rights of any such Persons with respect to such revived obligations or liabilities.
SECTION 3.Release of Liability. Immediately upon the Effective Time, each of the Patterson Parties hereby waives, releases and forever discharges Fifth Third and each of its Affiliates, Subsidiaries, officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have now or hereafter against such Person or any of them arising out of or relating to the Fifth Third Contract Purchase Agreement or any of the other Terminating Documents.
SECTION 4.Assignments.
(a)PDC Funding II Assignment. In consideration of the payment by or on behalf of PDC Funding to, or at the direction of, PDC Funding II of an amount equal to $74,674,539.42 (the “Assigned Assets Purchase Price”), on or prior to the Payoff Time, PDC Funding II hereby sells, transfers and assigns to PDC Funding, without recourse, representation or warranty except as otherwise provided herein, and PDC Funding hereby irrevocably purchases, receives and accepts from PDC Funding II, all of PDC Funding II’s right, title and interest in and to the Assigned Assets.
(b)Fifth Third Assignment. In consideration of receipt by Fifth Third of the Payoff Amount, on or prior to the Payoff Time, Fifth Third hereby sells, transfers and assigns to the MUFG Agent, without recourse, representation or warranty except as otherwise provided herein, and the MUFG Agent hereby irrevocably purchases, receives and accepts from Fifth Third, all of Fifth Third’s right, title and interest in and to the Assigned Assets.
(c)Payment Instructions. For administrative convenience, PDC Funding II hereby requests that the payment of the Assigned Assets Purchase Price be made by or on behalf of PDC Funding in accordance with the payment instructions set forth on Schedule III hereto and in satisfaction of PDC Funding II’s obligation to pay the Payoff Amount in accordance with Section 2.
(d)Limited Representations and Warranties. Fifth Third hereby represents and warrants to PDC Funding and the MUFG Agent that, after giving effect to the transactions contemplated hereby, the Assigned Assets are free and clear of any Adverse Claim created by or through it.
(e)UCC-3 Financing statements. The Patterson Parties, PDC Funding and Fifth Third hereby authorize the MUFG Agent (or its designee) to file each of the UCC-3 financing statement assignments attached hereto as Exhibit B which assign to the MUFG Agent each of the UCC-1 financing statements filed in connection with the Fifth Third Facility.
    3    Termination, Payoff and
Assignment Agreement (Patterson)

(f)Asset Portfolio. Each of PDC Funding and PDCo hereby acknowledge and agree that each of the Assigned Assets shall constitute a component of the “Asset Portfolio” under and as defined in the MUFG Receivables Purchase Agreement.
SECTION 5.Intention of the Parties.
(a)Absolute Conveyance. It is the express intent of the Assignors and Assignees that the sale, assignment and transfer of the Assigned Assets by the Assignors to the Assignees hereunder is a true sale that constitutes a valid and perfected sale and an absolute and irrevocable assignment (without recourse except as provided herein) of such Assigned Assets (rather than the grant of a security interest to secure a debt or other obligation of any Assignor), providing the Assignees with the full risks and benefits of ownership of all Assigned Assets, and that the right, title and interest in and to such Assigned Assets conveyed to the Assignees shall be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through any Assignor, free and clear of any lien or encumbrance. Each Assignee and each Assignor have structured the transactions contemplated by this Agreement as a sale and agrees to treat each such transaction as a “true sale” for all purposes under Applicable Law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local) and regulatory and governmental filings (and shall reflect such sale in their respective financial statements).
(b)Recharacterization; Backup Security Grant. If, notwithstanding the intention of the parties that the sale, assignment and transfer of the Assigned Assets hereunder is a true sale, there is any recharacterization under Applicable Law of any such sale, assignment or transfer (or any portion thereof) as a lien, rather than a sale, then PDC Funding II hereby grants to PDC Funding a security interest in, to and under all of PDC Funding II’s, right, title and interest in and to all the Assigned Assets now existing and hereafter arising or created or acquired by PDC Funding II. In the event of any such recharacterization, such grant of a security interest shall secure a deemed loan by PDC Funding to PDC Funding II in an amount equal to the aggregate Outstanding Balance of all of Receivables subject to such recharacterization and all other obligations of PDC Funding II to PDC Funding hereunder.
(c)PDC Funding II hereby authorizes PDC Funding to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Assigned Assets.
SECTION 6.Acknowledgements, Agreements and Consents.
(a)Each Patterson Party and Fifth Third acknowledges and agrees to each of the payoffs, terminations, assignments and releases set forth in Sections 2, 3 and 4 above, and expressly waives any notice or other applicable requirement set forth in the Fifth Third Contract Purchase Agreement or any other Terminating Document as a prerequisite or condition precedent to such payoffs, terminations, assignments and releases.
(b)To the extent that any consent of any Patterson Party or Fifth Third is required under any other agreement to which it is a party for any of the transactions to be effected hereby, such party hereby grants such consent and waives any notice requirements or condition precedent to the effectiveness of any such transactions set forth in any agreement to which it is a party that has not been satisfied as of the date hereof (other than any requirements or conditions precedent set forth in this Agreement).
    4    Termination, Payoff and
Assignment Agreement (Patterson)

SECTION 7.Effective Time. This Agreement shall be effective as of the date hereof, upon the time (the “Effective Time”) that each of the following conditions precedent are satisfied:
(a)each of the parties hereto shall have received a duly executed copy of this Agreement; and
(b)Fifth Third and its counsel shall have received its respective portion of the Payoff Amount in accordance with this Agreement.
SECTION 8.Representations and Warranties. Each Patterson Party hereto represents and warrants to PDC Funding and the MUFG Agent on the date hereof that:
(a)Corporate Existence and Power. Such Person is duly organized and validly existing and in good standing under the laws of its state of incorporation or organization, as applicable. Such Person is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as applicable, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified or to have and hold such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.
(b)Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Person of this Agreement, and the performance of its obligations hereunder, are within its corporate or limited liability company powers and authority, and have been duly authorized by all necessary corporate or limited liability company action on its part. This Agreement has been duly executed and delivered by such Person.
(c)Binding Effect. This Agreement constitute the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(d)No Conflict. The execution and delivery by such Person of this Agreement, and the performance of its obligations hereunder do not contravene or violate (i) its certificate or articles of incorporation, certificate of formation, shareholder agreement, limited liability company agreement or by-laws (or equivalent organizational documents) or any voting trusts or similar arrangements applicable to any of its authorized shares, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Person (except as created hereunder).
(e)Good Title. Immediately prior to the assignment hereunder, the Assignors are the legal and beneficial owners of the Assigned Assets, free and clear of any Adverse Claim.
(f)Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to the Assignees (and the Assignees shall acquire from the Assignors) (i) legal and equitable title to, with the right to sell and encumber, the Assigned Assets, and (ii) all of the Assignors’ right, title and interest in the Assigned Assets, in each case, free and clear of any Adverse Claim.
    5    Termination, Payoff and
Assignment Agreement (Patterson)

(g)Eligible Receivables. Each Receivable included in the Assigned Assets constitutes an “Eligible Receivable” under and as defined in the MUFG Receivables Purchase Agreement, unless otherwise identified in the pro forma “Monthly Report” delivered by PDCo to the MUFG Agent under the MUFG Receivables Purchase Agreement on or about the date hereof.
(h)Assigned Assets. Set forth on Schedule IV is a true and correct listing of all Receivables outstanding on the date hereof comprising the Assigned Assets.
(i)Payments to PDC Funding II. With respect to each Receivable transferred to the Assignees under this Agreement, each Assignee has given fair consideration and reasonably equivalent value to the applicable Assignor in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Assignor of any Receivable under this Agreement is or may be voidable under any section of the Federal Bankruptcy Code.
(j)No Default. No Amortization Event or Potential Amortization Event has occurred and is continuing.
SECTION 9.Indemnities by Patterson Parties. Each Patterson Party shall jointly and severally indemnify PDC Funding and the MUFG Agent and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to any Patterson Party) relating to or resulting from:
(a)any representation or warranty made by any Patterson Party under this Agreement or any other information or report delivered by any Patterson Party pursuant hereto or thereto that shall have been false or incorrect when made or deemed made;
(b)any failure of any Patterson Party to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement;
(c)any investigation, litigation or proceeding related to or arising from this Agreement, the transactions contemplated hereby, the ownership of the Receivables of any Patterson Party or any other investigation, litigation or proceeding relating to any Patterson Party in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(d)any failure to vest and maintain vested in PDC Funding, or to transfer to PDC Funding, legal and equitable title to, and ownership of, the Assigned Assets, free and clear of any Adverse Claim; and
(e)any action or omission by any Patterson Party which reduces or impairs the rights of PDC Funding with respect to any Assigned Asset or the value of any Assigned Asset.
SECTION 10.Further Assurances. Each of Fifth Third, PDC Funding and the Patterson Parties hereby agrees to do all such things and execute all such documents and instruments as any other party hereto may reasonably consider necessary or desirable to give full effect to the transaction contemplated by this Agreement and the documents, instruments and agreements executed in connection herewith, in each case at PDCo’s sole expense.
    6    Termination, Payoff and
Assignment Agreement (Patterson)

SECTION 11.Bankruptcy Petition. PDC Funding II hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all obligations of PDC Funding under the MUFG Receivables Purchase Agreement, it will not institute against, or join any other Person in instituting against, PDC Funding any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
SECTION 12.Choice of Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.
SECTION 13.Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.
SECTION 14.Consent to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
SECTION 15.Waivers and Amendments. No provision of this Agreement may be amended, supplemented, modified or waived except in a writing signed by each of the parties hereto. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
SECTION 16.Execution in Counterparts. This Agreement may be executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile, email or other electronic means shall be deemed to be delivery of an original.
SECTION 17.Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 18.Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.
SECTION 19.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.
    7    Termination, Payoff and
Assignment Agreement (Patterson)

[Signature pages follow.]
    8    Termination, Payoff and
Assignment Agreement (Patterson)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.
PDC FUNDING COMPANY II, LLC

By /s/ Karsten R. Williams
Name: Karsten R. Williams
Title: Vice President and Treasurer

PDC FUNDING COMPANY, LLC

By /s/ Karsten R. Williams
Name: Karsten R. Williams
Title: Vice President and Treasurer

PATTERSON COMPANIES, INC.

By /s/ Karsten R. Williams
Name: Karsten R. Williams
Title: Vice President and Treasurer

PATTERSON DENTAL SUPPLY, INC.

By /s/ Karsten R. Williams
Name: Karsten R. Williams
Title: Vice President and Treasurer

PATTERSON VETERINARY SUPPLY, INC.

By /s/ Karsten R. Williams
Name: Karsten R. Williams
Title: Vice President and Treasurer

    S-1     Termination, Payoff and
Assignment Agreement (Patterson)

FIFTH THIRD BANK, NATIONAL
ASSOCIATION,
As purchaser and agent

By /s/ Pawan Churiwal
Name: Pawan Churiwal
Title: Director

    S-2     Termination, Payoff and
Assignment Agreement (Patterson)

MUFG BANK, LTD.,
As MUFG Agent

By /s/ Eric Williams
Name: Eric Williams
Title: Managing Director

    S-3     Termination, Payoff and
Assignment Agreement (Patterson)

SCHEDULE I
TERMINATING DOCUMENTS
1.Fifth Third Contract Purchase Agreement.
2.Receivables Sale Agreement.
3.Performance Undertaking.
4.Hedge Agreements.
5.Fee Letters.
6.Intercreditor Agreement.

     Termination, Payoff and
Assignment Agreement (Patterson)